UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 15, 2020
Date of Report (date of earliest event reported)

CLARIVATE PLC
(Exact name of registrant as specified in its charter)
Jersey, Channel Islands
(State or other jurisdiction of incorporation or organization)
001-38911
(Commission File Number)
N/A
(I.R.S. Employer Identification No.)

Friars House 160 Blackfriars Road
London	SE1 8EZ
United Kingdom
(Address of Principal Executive Offices)
(44) 207-433-4000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares	CCC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 7.01 Regulation FD Disclosure

On September 15, 2020, Clarivate Plc (“Clarivate”), a global leader in providing trusted information and insights to accelerate the pace of innovation, will use a lender presentation (the “Lender Presentation”) in connection with meetings with prospective lenders to discuss proposed participation in an incremental facility amendment (the “Incremental Facility Amendment”) to that certain credit agreement dated as of October 31, 2019 (as amended, the “Credit Agreement”), with Bank of America, N.A., as administrative agent and collateral agent, and each of Citigroup Global Markets Inc., BofA Securities, Inc., RBC Capital Markets, LLC, Barclays Bank PLC, HSBC Securities (USA) Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers, pursuant to which certain subsidiaries of Clarivate, as borrowers thereunder, intend to borrow $1,600.0 million in aggregate principal amount of incremental term loans. The incremental term loans represent a new, non-fungible tranche of term loans with terms substantially the same as those applicable to the existing term loans under the Credit Agreement prior to effectiveness of the Incremental Facility Amendment, as more fully described in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 under “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt Profile.” If the Incremental Facility Amendment is consummated, proceeds of the incremental term loans are expected to be used for purposes of financing Clarivate’s previously announced combination with CPA Global, a global leader in intellectual property software and tech-enabled services. Closing of the CPA Global transaction is subject to customary conditions, including regulatory approvals and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

A copy of the Lender Presentation is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. There can be no assurance that the syndication of the Incremental Facility Amendment will be consummated on favorable terms or at all.

The Lender Presentation has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Regulation S-X and Item 10(e) of Regulation S-K, and it therefore does not reflect all of the adjustments that would be required to comply with Regulation S-X, Regulation S-K or any other rule or regulation promulgated by the Securities and Exchange Commission. The Lender Presentation does not purport to indicate the results that would have been obtained had Clarivate and CPA Global been operating as a combined company during the periods presented, or the results that may be realized in any future period.

The information in this Item 7.01, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits.

No.	Description
99.1	Lender Presentation dated September 15, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 15, 2020	CLARIVATE PLC

By: /s/ Richard Hanks
Name: Richard Hanks
Chief Financial Officer